Exhibit 4(l)

PULTEGROUP, INC.

AND

ANY GUARANTORS PARTIES HERETO

INDENTURE

Dated as of

[                             ]

TRUSTEE

Subordinated Debt Securities

PULTEGROUP, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of October 24, 1995

Trust Indenture Act Section	Indenture Section
§310(a)(1)	608
(a)(2)	608
(b)	609
§312(c)	701
§314(a)	703
(a)(4)	1004
(c)(1)	102
(c)(2)	102
(e)	102
§315(b)	601
§316(a) (lastsentence)	101
(“Outstanding”)
(a)(1)(A)	502,512
(a)(1)(B)	513
(b)	508
(c)	104	(e)
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	111

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

(continued)

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(continued)

-iii-

(continued)

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(continued)

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(continued)

		Page
SECTION 1106.	Securities Payable on Redemption Date	56
SECTION 1107.	Securities Redeemed in Part	56

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.	Applicability of Article	57
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	57
SECTION 1203.	Redemption of Securities for Sinking Fund	57

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 1301.	Applicability of Article	58
SECTION 1302.	Repayment of Securities	59
SECTION 1303.	Exercise of Option	59
SECTION 1304.	When Securities Presented for Repayment Become Due and Payable	59
SECTION 1305.	Securities Repaid in Part	60

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.	Company’s Option to Effect Defeasance or Covenant Defeasance	60
SECTION 1402.	Defeasance and Discharge	60
SECTION 1403.	Covenant Defeasance	61
SECTION 1404.	Conditions to Defeasance or Covenant Defeasance	61
SECTION 1405.	Deposited Money and U.S. Government Obligations to Be Held in Trust: Other Miscellaneous Provisions	62
SECTION 1406.	Reinstatement	63
SECTION 1407.	Effect on Subordination Provisions	63

ARTICLE FIFTEEN

[INTENTIONALLY OMITTED]

ARTICLE SIXTEEN

GUARANTEE; SUBORDINATION OF GUARANTEE

SECTION 1601.	Guarantee	64
SECTION 1602.	Obligations of the Guarantors Unconditional	65
SECTION 1603.	Execution of Guarantee	65
SECTION 1604.	Withholding	66

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(continued)

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INDENTURE dated as of [                    ], 20[    ], among PULTEGROUP, INC., a Michigan corporation (“Company”), having its principal office at 3350 Peachtree Road Northeast, Suite 150, Atlanta, Georgia, 30326, each of the Guarantors (as defined herein) parties hereto and [            ], a [            ], as trustee (“Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes, bonds or other evidences of subordinated indebtedness (“Securities”), to be issued in one or more Series as provided in this Indenture.

Each Guarantor has duly authorized the issuance of a guarantee of the Securities, of substantially the tenor set forth herein, and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture and such Guarantee.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles (as defined below); and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” of any Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) any officer or director of such Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

“Authenticating Agent” has the meaning specified in Section 612.

“Board of Directors” means the Board of Directors of the Company as constituted from time to time and any duly authorized committee thereof.

“Board Resolution” means a resolution duly adopted by the Board of Directors and certified by the Secretary or Assistant Secretary of the Company to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means any obligation under any capital lease or real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock whether now outstanding or issued after the date hereof, including, without limitation, all common stock and Preferred Stock.

“Cash Equivalents” means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or time deposits with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 (x) whose short term obligations have a rating, at the time as of which any such Investment is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P or (y) whose debt is rated, at the time as of which any Investment therein is made, “A” (or higher) according to S&P; (iii) commercial paper with a maturity of 180 or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of any state of the United

States of America or the District of Columbia and rated “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P or at least an equivalent rating category of another nationally recognized securities rating agency; and (iv) any money market deposit accounts issued or offered by any commercial banking institution described in clause (ii) above.

“Change in Control” shall be deemed to have occurred at such time as either of the following events shall occur:

(i) There shall be consummated any consolidation, share exchange or merger of the Company, in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s Voting Stock (as defined below) would be converted into cash, securities or other property, other than, in any case, a merger of the Company in which the holders of the Company’s Voting Stock immediately prior to the merger have the same or greater proportionate ownership, directly or indirectly, of the Voting Stock of the surviving corporation immediately after such merger as they had of the Company’s Voting Stock immediately prior to such merger; or

(ii) There is a report filed by any Person including Affiliates of the Company (other than the Company, its Restricted Subsidiaries, an employee stock ownership plan or employee benefit plan of the Company or a Subsidiary or a Permitted Holder) on Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act), disclosing that such Person (for the purposes of the definition of “Change in Control” only, the term “Person” shall include a “person” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50 percent or more of the Company’s Voting Stock then outstanding, provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act.

“Change in Control Purchase Date” has the meaning specified in Section 1701.

“Change in control Purchase Notice” has the meaning specified in Section 1701.

“Change in Control Purchase Price” has the meaning specified in Section 1701.

“Change in Control Triggering Event” means the occurrence of both a Change in Control and a Rating Decline.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at The First National Bank of Chicago, 1 First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Administration, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee located at c/0 First Chicago Trust Company of New York, 14 Wall Street, 8th Floor—Window 2, New York, New York 10005, Attention: Corporate Trust Administration, or such other location at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies and business trusts.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Exchange Act, specified for that purpose as contemplated by Section 301 or any successor clearing agency registered under the Exchange Act as contemplated by Section 305, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Event of Default” has the meaning set forth in Section 501 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of this Indenture.

“Global Security” means a Security bearing the legend specified in Section 204 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee. Unless otherwise specified, references to a permanent global security in this Indenture shall include any Global Security.

“Guarantee Subordination Provisions,” when used with respect to any Guarantee of Securities of any series, shall have the meaning established pursuant to Section 301(21) with respect to the Securities of such series.

“Guaranteed Parties” means all Persons who are now or who hereafter become Holders and the Trustee.

“Guarantees” means the guarantee of each of the Guarantors set forth in Article 16 hereof and any additional guarantee of the Securities executed pursuant to the terms hereof.

“Guarantors” means (i) the subsidiaries of the Company set forth as guarantors on the signature pages hereto, (ii) each other Person that becomes a Guarantor in accordance with Section 901 hereof and (iii) any successor of the foregoing, in each case (i), (ii) and (iii) until such Guarantor ceases to be such in accordance with Section 1606.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means (i) any liability of any Person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (ii) any liability of others described in the preceding clause (i) that such Person has guaranteed or that is otherwise its legal liability; (iii) all Indebtedness referred to in (but not excluded from) clauses (i) and (ii) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (iv) any amendment, supplement, modification, deferral, renewal, extension or refunding or any liability of the types referred to in clauses (i), (ii) and (iii) above.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Grade” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, purchase upon Change in Control Triggering Event, if applicable, or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Moody’s” means Moody’s Investor’s Services, Inc. and its successors.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“Non-Recourse Land Financing” means any Indebtedness of the Company or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Company or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Company or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other Security Interests or other recourse, obligations or liabilities in respect of specific land or other real property interests of the Company or such Restricted Subsidiary; provided that recourse, obligations or liabilities of the Company or such Restricted Subsidiary solely for indemnities, covenants or breach of warranty, representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paving Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any, on) or interest on any Securities on behalf of the Company.

“Permitted Holder” means (i) William J. Pulte, (ii) any of his respective Affiliates, parents, spouses, descendants, and spouses of descendants, (iii) any trusts or other entities controlled by Mr. Pulte and (iv) in the event of the death or incapacity of Mr. Pulte or any of the persons referred to in clause (ii) above, their respective estates, heirs, executors, administrators or other personal representatives.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any, on) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference stock whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

“Rating Agency” means (i) S&P, (ii) Moody’s, or (iii) if S&P or Moody’s or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (plus or minus for S&P; 1,2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB plus to BB, as well as from BB minus to BB plus, will constitute a decrease of one gradation).

“Rating Date” means the date which is 30 days prior to the earliest of (i) a Change in Control, (ii) public notice of the occurrence of a Change in Control and (iii) public notice of the intention by the Company to effect a Change in Control.

“Rating Decline” means the occurrence on or within 30 days after the earlier of the date of public notice of the occurrence of a Change in Control or the public announcement of the intention by the Company to effect a Change in Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of: (a) in the event the Securities are rated by either Moody’s or S&P on the Rating Date as Investment Grade, the rating of the Securities by both such Rating Agencies below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency is decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

“Redeemable Capital Stock” means any Capital Stock of the Company or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final Stated Maturity of the Securities or (ii) is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity or (iii) is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

“Responsible Officer”, when used with respect to the Trustee, means any officer in the Trustee’s “Corporate Trust Department” or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary as of the date of this Indenture and any successor to such Subsidiary, other than [                    ].

“S&P” means Standard & Poor’s Corporation and its successors.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture,

“Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Security Subordination Provisions,” when used with respect to the Securities of any series, shall have the meaning established pursuant to Section 301(21) with respect to the Securities of such series.

“Senior Indebtedness,” when used with respect to the Securities of any series or the Company or with respect to any Guarantee or Guarantor, as the case may be, shall have the meaning established pursuant to Section 301(21) with respect to the Securities of such series.

“Significant Subsidiary” means any Subsidiary (i) whose revenues exceed 10% of the total revenues of the Company, in each case for the most recent fiscal year, or (ii) whose net worth exceeds 10% of the total stockholders’ equity of the Company, in each case as of the end of the most recent fiscal year.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof, premium, if any, or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal, premium or interest is due and payable.

“Subordination Provisions,” when used with respect to the Securities of any series, shall mean the Security Subordination Provisions and the Guarantee Subordination provisions, as the case may be.

“Subsidiary” means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“U.S. Government Obligations” means, unless otherwise specified with respect to any series of Securities, securities which are direct obligations of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest or principal of the U.S. Government Obligation evidenced by such depository receipt.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Vice President”, when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action, under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; Provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, etc., to Trustee and the Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Effect of Headings and Table of Contents.

The Article and Section Contents are for convenience construction hereof. headings only and herein and the Table of shall not affect the construction hereof.

SECTION 108. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause.

In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, without regard to the principles of conflicts of law.

SECTION 112. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[NAME OF TRUSTEE],
as Trustee

By
Authorized Signatory

SECTION 203. Form of Guarantee. The form of Guarantee shall be set forth on the Securities in substantially the following form:

GUARANTEE

For value received, each of the undersigned hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to the Holder of this Security and to the Trustee, on behalf of the Holder, (i) the due and punctual payment of the principal of, premium, if any, and interest on this Security, when and as the same shall become due and payable, whether at Stated Maturity, purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, if any, on this Security, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holder of this Security or the Trustee all in accordance with the terms of this Security and the Indenture [(provided that this Guarantee shall not be applicable to or guarantee the Company’s obligations with respect to the conversion of this Security into Common Stock as provided in the Indenture)] and (ii) in the case of any extension of time of payment or renewal of this Security or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise (the obligations in clauses (i) and (ii) hereof being the “Guaranteed Obligations”). This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Security upon which this Guarantee is endorsed.

Dated:	[LIST ALL GUARANTORS AND JURISDICTIONS OF INCORPORATION]

Attest:	By

SECTION 204. Form of Legend for Global Securities. Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth in, or determined in the manner provided in, an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (17) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906, 1107 or 1305);

(3) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of the series is payable;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest

Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(5) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any, on) and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6) the Person to whom the series shall be payable, whose name that Security (or Securities) is registered at Regular Record Date for such any interest on any Security of if other than the Person in one or more Predecessor the close of business on the interest;

(7) if other than the principal amount of the Securities, the portion of the principal amount of such Securities which shall be payable upon declaration of acceleration of the Maturity thereof or provable in bankruptcy;

(8) any mandatory or optional sinking fund, redemption or analogous provisions;

(9) the application, if any, of the right of the Holder to convert the Securities into Common Stock described in Article 18, the initial conversion price per share or conversion rate at which such Securities will be convertible into Common Stock, any specific terms relating to the adjustment thereof that are in addition to or different from those described herein and the period during which such offered Securities may be so converted;

(10) the application, if any, of the right of the Holder to require the Company to purchase all or part of such Holder’s Securities upon a Change in Control Triggering Event described in Article 17;

(11) the date, if any, after which and the price or prices at which such Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

(12) the denominations in which such Securities will be issuable, if other than denominations of U.S.$1,000 and any integral multiple thereof;

(13) the currency or currencies of payment of principal of and any premium and interest on such Securities;

(14) the index used to determine the amount of payments of principal of and any interest on such Securities;

(15) the application, if any, of the restrictive covenants described in Article Eight;

(16) the application, if any, of any restrictive covenants or Events of Default that are in addition to or different from those described herein;

(17) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(18) the application, if any, and any provisions in modification of, in addition to or in lieu of, any of the provisions described under Article Fourteen;

(19) the provisions, if any, granting special rights to the Holders of such Securities upon the occurrence of such events as may be specified;

(20) whether any Securities of the series are to be issuable in whole or in part in the form of one or more Global Securities and, if so, (a) the Depositary with respect to such Global Security or Securities and (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee;

(21) the terms pursuant to which the Securities of such series will be made subordinate in right of payment to Senior Indebtedness of the Company, the definition of such Senior Indebtedness with respect to such series and any changes to Article Nineteen with respect to such series, and the terms pursuant to which Guarantees of the Securities of such series will be made subordinate in right of payment to Senior Indebtedness of any Guarantor, the definition of such Senior Indebtedness with respect any Guarantor and any Guarantee of such series and any changes to Section 1607 with respect to such series, and a Board Resolution, Officers’ Certificate or supplemental indenture, as the case may be, establishing the terms of such series shall expressly state which articles, sections or other provisions thereof constitute the “Security Subordination Provisions” and the “Guarantee Subordination Provisions” with respect to the Securities of such series or Guarantees thereof, as the case may be;

(22) any other terms and provisions of such Securities not inconsistent with the terms and provisions of this Indenture.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 302. Denominations.

All Securities shall be issuable only in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. Securities of any series, in the absence of any such provisions, shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The Guarantees shall be executed on behalf of each Guarantor by such Guarantor’s Chairman, President or a vice-president, under its corporate seal reproduced thereon attested by its Secretary or Assistant Secretary. The signature of any of these officers on the Securities or Guarantees, as the case may be, may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and the Guarantors to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

In authenticating (or causing the authentication of) such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that the form or forms of such Securities and Guarantees have been established in conformity with the provisions of this Indenture;

(b) that the terms of such Securities and Guarantees have been established in conformity with the provisions of this Indenture;

(c) that such Securities and Guarantees, when completed by appropriate insertions and executed and delivered by the Company and the Guarantors to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

(d) that all laws and requirements in respect of the execution and delivery by the Company and the Guarantors of such Securities and Guarantees and the supplemental indentures, if any, have been complied with and that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms of the Indenture;

(e) that the Company and the Guarantors have the corporate power to issue such Securities and Guarantees, and have duly taken all necessary corporate action with respect to such issuance;

(f) that the issuance of such Securities and Guarantees will not contravene the articles of incorporation or by-laws of the Company or the Guarantors or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such Counsel by which the Company or the Guarantors are bound; and

(g) that this Indenture is qualified under the Trust Indenture Act.

Notwithstanding the provisions of Section 301 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly, executed by the Trustee by manual signature of an authorized officer or authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company and the Guarantors may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as conclusively the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company and the Guarantors shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register” in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107, 1305, 1701 or 1802 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 or 1203 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company and the Guarantors shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and the Guarantors shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

(a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security for one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located in the United States.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301).

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors, or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 with respect to any Securities, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 606, the obligations of the Trustee to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any

Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

SECTION 403. Effect on Subordination Provisions.

Unless otherwise expressly provided pursuant to Section 301 with respect to the Securities of any series, the provisions of Article Nineteen and Section 1607 hereof, insofar as they pertain to the Securities of such series or Guarantees thereof, and the Subordination Provisions with respect to such series are hereby expressly made subject to the provisions for satisfaction and discharge set forth in Section 401 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of such satisfaction and discharge pursuant to Section 401 with respect to the Securities of such series, all of the Securities of such series and the Guarantees thereof shall thereupon cease to be so subordinated and shall no longer be subject to the provisions of Article Nineteen and Section 1607 hereof or the Subordination Provisions with respect to such Securities and, without limitation to the foregoing, all moneys deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge and all proceeds therefrom may be applied to pay the principal of, premium, if any, and interest, if any, on, such Securities as and when the same shall become due and payable notwithstanding the provisions of Article Nineteen and Section 1607 hereof or such Subordination Provisions.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any Security when such interest becomes due and payable (whether or not such payment is prohibited by the Subordination Provisions applicable thereto), and the continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium if any, on) any Security at its Maturity, upon redemption or purchase by the Company pursuant to Articles Eleven or Seventeen, by declaration or otherwise, whether or not such payment is prohibited by the Subordination Provisions applicable thereto; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of the Securities and Article Twelve (whether or not such deposit or payment is prohibited by the Subordination Provisions applicable thereto); or

(4) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantors in this Indenture (other than a default in the performance, or breach of a covenant or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the occurrence of any default under an instrument evidencing or securing any Indebtedness (other than Non-Recourse Land Financing) of the Company or any Guarantor or Restricted Subsidiary aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such indebtedness, or due to the failure to pay such Indebtedness at maturity; or

(6) any Guarantee of any Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by any such Guarantor thereof or the Company not to be, in full force and effect and enforceable in accordance with its terms (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture); provided, however, that if the Company or any Guarantor asserts in writing that any Guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this paragraph (6) if (A) such written assertion is accompanied by an Opinion of Counsel to the effect that, as a matter of law, the defect or defects rendering such Guarantee unenforceable can be remedied within 10 days of the date of such assertion, (B) the Company or such Guarantor delivers an Officers’ Certificate to the effect that the Company or such Guarantor represents that such defect or defects shall be so remedied within such 10-day period, and (C) such defect or defects are in fact so remedied within such 10-day period; and provided, further, that notwithstanding anything to the contrary in this clause (6), any reduction in the maximum amount of any such Guarantee in accordance with Section 1605 shall not be an Event of Default hereunder; or

(7) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the property of, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

(9) any other Event of Default provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 501) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all of the Securities to be due and payable immediately (or, if the Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series), by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default described in clause (7) or (8) of Section 501 occurs and is continuing, then the principal amount of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

(A) all overdue interest on all Outstanding Securities,

(B) all unpaid principal of (and premium, if any, on) any Outstanding Securities which have become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(C) interest on overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and each Guarantor covenants that if

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or upon any redemption or purchase by the Company pursuant to Article Eleven or Article Seventeen, by declaration or otherwise, then the Company and such Guarantor will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantors or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon such securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May rile Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantors for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities and the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 606;

Second: To the payment of amounts then due and unpaid to the holders of any Senior Indebtedness of the Company, to the extent required pursuant to any Security Subordination Provisions established pursuant to Section 301(21);

Third: To the payment of the amounts then due and unpaid for principal of (and premiums if any, on) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

Fourth: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Securities not consenting.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1) in respect of the payment of the principal of (or premiums, if any, on) or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security or in the payment of any sinking fund installment with respect to Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default of the character specified in Section 501(4) with respect to Securities, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) provided that the Trustee is the Paying Agent, a Default or Event of Default arising under Section 501(1), (2) or (3) or (ii) any Default or Event of Default of which the Trustee shall have received written notification in accordance with the terms of this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other documents furnished to the Trustee under Section 703, which are generally the reports and documents the Company is required as a reporting company to file with the Commission, which reports and documents the Trustee shall have no duty to examine.

SECTION 602. Duties of Trustee.

(1) If an Event of Default has occurred and is continuing, the Trustee, subject to Section 602(5), shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2) Except during the continuance of an Event of Default:

(a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates and opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, in the case of any opinions or certificates which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) This paragraph (3) does not limit the effect of paragraph (2) of this Section 602;

(b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with direction received by it pursuant to Section 512.

(4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), and (3) of this Section 602.

(5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of TIA Sections 315(a) through 315(d):

(1) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.

(4) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(7) The Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or as provided in this Indenture. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

(10) No provision of this Indenture shall require the Trustee to determine the maximum interest rate permissible under applicable law.

(11) The Trustee shall not be deemed to have knowledge of the occurrence of any Change in Control Triggering Event, any exercise of any option to elect prepayment of the Securities (pursuant to Section 1303), to def ease the Securities (pursuant to Section 1401), or any conversion right (pursuant to Section 1801), or any event that would require any Person to take or refrain from taking any action under this Indenture until the Trustee receives notice thereof as provided in this Indenture.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 604. Trustee Not Responsible for Recitals or Issuances of Securities.

The recitals contained herein, in the Securities (except for the Trustee’s certificates of authentication) or in any document issued in connection with the sale of the Securities, shall be taken as the statements of the Company and the Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantor or the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of it and all of its agents and other persons not regularly in its employ and the reasonable fees of in-house counsel in the regular employ of the Trustee which are allocable to this trust and the expenses and disbursements of such counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee and its officers, directors, agents and employees for, and to hold each of them harmless against, any and all loss, liability, damage, claim or expense (including attorneys’ fees and expenses) incurred by it or such officer, director, agent, or employee in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the following paragraph. The Trustee or such officer, director, agent or employees (as the case may be) shall cooperate in the defense of any claim. The Company shall not be required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Company shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional Indebtedness hereunder and shall survive the resignation or replacement of the Trustee and any defeasance, satisfaction or discharge of the Securities. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 501(7) or 501(8), the expenses are intended to constitute expenses of administration under any proceeding under the Federal Bankruptcy Code or any similar proceeding.

SECTION 608. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(4) there shall be consummated (A) any consolidation, share exchange or merger of the Trustee, in which the Trustee is not the continuing or surviving corporation or pursuant to which the Trustee’s Voting Stock would be converted into cash, securities or other property, other than, in any case, a merger of the Trustee in which, the holders of the Trustee’s Voting Stock immediately prior to the merger have the same or greater proportionate ownership, directly or indirectly, of the Voting Stock of the surviving corporation immediately after such merger as they had of the Trustee’s Voting Stock immediately prior to such merger or (B) any similar transaction (including a sale of assets) pursuant to which or in connection with which the Trustee seeks to resign as Trustee and appoint a successor Trustee, then, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) in the case of (d)(1), (2) or (3) and subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 610. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture to resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Merger, Conversion., Consolidation or Succession to Business.

Subject to Section 609(d), any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612. Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding, the Trustee may appoint an authenticating agent or agents (“Authenticating Agent”) with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the

Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[NAME OF TRUSTEE],
as Trustee

By [Name of Authenticating Agent]
as Authenticating Agent

By
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Disclosure of Fames and Addresses of Holders.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 702. Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

SECTION 703. Reports by Company.

The Company shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with. the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company and Guarantor May Consolidate, etc., Only on Certain Terms.

Except as otherwise specified as contemplated by Section 301 for Securities of any Series, none of the Company and the Guarantors shall consolidate or merge into, or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its assets to, any Person unless:

(1) the Person is a corporation, limited liability company, limited partnership or similar entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia;

(2) the Person assumes by supplemental indenture all the obligations of the Company or such Guarantor, as the case may be, under the Securities, the Guarantees and this Indenture;

(3) immediately after the transaction no Default shall exist, provided, that this clause 801(3) shall not restrict or be applicable to a consolidation or merger into, or liquidation, sale, assignment, conveyance, transfer or lease or other disposition of all or substantially all of the assets of the Company or any Guarantor with or into another Subsidiary that is wholly-owned directly or indirectly by the Company that is, or concurrent with the completion of such transaction becomes, a Guarantor; and

(4) an Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (1) through (3) above have been met.

SECTION 802. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company or any Guarantor substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or any Guarantor is merged or the successor Person to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or any Guarantor under this Indenture with the same effect as if such successor had been named as the Company or a Guarantor herein; and thereafter, except in the case of a lease, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor contained herein and in the Securities; or

(2) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or such Guarantor; or

(3) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(4) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(5) to secure the Securities; or

(6) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including, without limitation, Subordination Provisions applicable to such Securities; or

(7) to add a guarantor of the Guaranteed Obligations; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609(b); or

(9) to close this Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, any Security or any premium or the interest thereon is payable, or adversely affect any right of repayment at the option of any Holder of any Security, or change any Place of Payment where, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect the right to convert any Security as provided in Article Eighteen, or modify the provisions of Article Seventeen, or

(2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(3) in the case of Securities of any series, modify any of the Subordination Provisions applicable to such Securities, the definition of “Senior Indebtedness” applicable to such Securities or the definition of “ Senior Indebtedness” applicable to Guarantees of such Securities, in a manner adverse to the Holders of such Securities, or

(4) modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

SECTION 908. Effect on Senior Indebtedness.

No supplemental indenture shall directly or indirectly modify or eliminate the Subordination Provision, the definition of “Senior Indebtedness” applicable with respect to the Securities of any series or the definition of “Senior Indebtedness” applicable with respect to Guarantees of Securities of any series, in any manner which might terminate or impair the subordination of such series of Securities or such Guarantees to such Senior Indebtedness, without the prior written consent of the Holders of the applicable Senior Indebtedness.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest.

The Company and each Guarantor covenants and agrees for the benefit of the Holders of each series of Securities that the Company will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities of that series in accordance with the terms of the Securities, the Guarantees and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, and will maintain an agency or office in the City of New York where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agents to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the offices or agencies in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (and premium, if any, on) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any, on) and interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any, on) or interest on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other’ purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture and the occurrence and continuance, if any, of an Event of Default. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 1005. Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the lobs thereof is not disadvantageous in any material respect to the Holders of Securities of any series.

SECTION 1006. Maintenance of Properties.

The Company will, and will cause each Significant Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Significant Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or of any Significant Subsidiary, as the case may be, desirable in the conduct of its business.

SECTION 1007. Payment of Taxes and Other Claims.

The Company will, and will cause each Significant Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such material tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1002, 1004, 1005, 1006 or 1007 and, if expressly provided pursuant to Section 301(22), any additional covenants applicable to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1009. Calculation of Original Issue Discount and Certain Information Concerning Tax Reporting.

The Company will deliver to the Trustee, within 40 days of the date of original issuance of Original Issue Discount Securities, an Officers’ Certificate setting forth (i) the amount of the original issue discount on such Securities, expressed as a U.S. dollar amount per $1,000 of principal amount at Stated Maturity, (ii) the yield to maturity for such Securities, and (iii) a table of the amount of the original issue discount on such Securities, expressed in a U.S. dollar amount per $1,000 of principal amount at Stated Maturity, accrued for each day from the date of original issuance of such Securities to their Stated Maturity.

On or before December 15 of each year during which any of Original Issue Discount Securities are Outstanding, the Company shall furnish to the Trustee such information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 or any successor forms pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of the original issue discount includible in income for each $1,000 of principal amount at Stated Maturity of such Securities Outstanding during such year.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

If so provided as contemplated by Section 301 for Securities of any series, Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1102. Election t Redeems Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to section 301.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed.

(4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1106) will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where such Securities, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price, and

(6) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

If so provided as contemplated by Section 301 for Securities of any series retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a ‘mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Company or for Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

Prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase as negotiated by the Company, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be reimbursed by the Company) not in excess of the principal amount thereof.

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 1301. Applicability of Article.

If so provided as contemplated by Section 301 for Securities of any series repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1302. Repayment of Securities.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 1303. Exercise of Option.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places or which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

SECTION 1304. When Securities Presented for Repayment Become Due and Payable.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the

Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest set forth in such Security.

SECTION 1305. Securities Repaid in Part.

Upon surrender of any Security which is to be repaid in part only, the Company and the Guarantors shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article Fourteen shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 1402, or covenant defeasance of or within a series under Section 1403 in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1402. Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any on) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002, 1003 and, if applicable to the Securities of such Series, Article Eighteen, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.

SECTION 1403. Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Article Eight and Section 1006 and Section 1007, and, if specified pursuant to Section 301, its obligations under any other covenant, and the Events of Default described in Section 501(5) and 501(9) (if Section 501(9) is specified as applicable to the Securities of such series), with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4), Section 501(5), or Section 501(9) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1404. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Securities of or within a series:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount in cash, or (B) U.S. Government Obligations applicable to such Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and interest on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to such Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit.

(3) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(4) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(5) In the case of defeasance or covenant defeasance, such defeasance shall not be in violation of the terms of any agreement or instrument to which the Company is a party or to which any of its properties are subject on the date of the Indenture.

(6) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

(7) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

SECTION 1405. Deposited Money and U.S. Government Obligations to Be Held in Trust: Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (or other property as may be provided pursuant to Section 301)

(including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance wit the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article

SECTION 1406. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 1407. Effect on Subordination Provisions.

Unless otherwise expressly provided pursuant to Section 301 with respect to the Securities of any series, the provisions of Article Nineteen and Section 1607 hereof, insofar as they pertain to the Securities of such series or Guarantees thereof, and the Subordination Provisions with respect to such series are hereby expressly made subject to the provisions for defeasance and covenant defeasance set forth in Sections 1402 and 1403 hereof, as the case may be, and, anything herein to the contrary notwithstanding, upon the effectiveness of such defeasance or covenant defeasance pursuant to Sections 1402 and 1403, as the case may be, with respect to the Securities of or within such series, the Securities of such series as to which defeasance or covenant defeasance, as the case may be, shall have become effective and the Guarantees thereof shall thereupon cease to be so subordinated and shall no longer be subject to the provisions of Article Nineteen and Section 1607 hereof or the Subordination Provisions with respect to such Securities and, without limitation to the foregoing, all moneys, Government Obligations and other securities or property deposited with the Trustee (or other qualifying trustee) in trust in connection with such defeasance or covenant defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, and interest, if any, on, such Securities as and when the same shall become due and payable notwithstanding the provisions of Article Nineteen and Section 1607 hereof or such Subordination Provisions.

ARTICLE FIFTEEN

[Intentionally Omitted]

ARTICLE SIXTEEN

GUARANTEE; SUBORDINATION OF GUARANTEE

SECTION 1601. Guarantee.

Subject to the provisions of this Article Sixteen, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to each Holder and the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of and interest on each Security, when and as the same shall become due and payable, whether at Stated Maturity or purchase upon Change in Control Triggering Event, acceleration, or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Security and this Indenture provided, that this Guarantee shall not be applicable to, or guarantee the Company’s obligation with respect to the conversion of Securities into Common Stock if applicable to the Securities of such series, and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity or purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise (the obligations in clauses (i) and (ii) hereof being the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Holders or the Trustee under the Securities and the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by any Guaranteed Party or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of the Company or a surety or guarantor. The Guarantors hereby waive diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever (except as specified above), and covenant that this Guarantee will not be discharged as to any such Security except by payment in full of the Guaranteed Obligations, upon conversion of such Security in accordance with Article Eighteen or as provided in Section 801. Each Guarantor further agrees that, as between such Guarantor and the Guaranteed Parties, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article Five for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Five, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Five, the Trustee shall promptly make a demand for payment on the Securities under each Guarantee provided for in this Article Sixteen and not discharged.

Each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Indenture, or any other document or instrument including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Guaranteed Parties against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties, and shall forthwith be paid to the Trustee. Each Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Securities and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

SECTION 1602. Obligations of the Guarantors Unconditional.

Nothing contained in this Article Sixteen, elsewhere in this Indenture or in any Security or in the Guarantee is intended to or shall impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which obligations are independent of the obligations of the Company under the Securities and this Indenture and are absolute and unconditional, to pay to the Holders the Guaranteed Obligations as and when the same shall become due and payable in accordance with the provisions of this Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture. Each payment to be made by any Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated.

SECTION 1603. Execution of Guarantee.

To evidence its obligations under this Article Sixteen, each Guarantor hereby agrees to execute a guarantee substantially in the form set forth in Section 203 hereof, to be endorsed on each Security authenticated delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by their respective Chairmen of the Board, Presidents or Vice Presidents, under their corporate seals reproduced thereon attested by their respective Secretaries or Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Each Guarantor hereby agrees that its Guarantee set forth in this Article Sixteen shall remain in full force and effect notwithstanding any failure to endorse such Guarantee on any Security.

If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which this Guarantee is endorsed, the Guarantee shall be valid nevertheless.

SECTION 1604. Withholding.

All payments made by a Guarantor with respect to the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any country (other than the United States) or any political subdivision thereof or any authority therein or thereof, having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is then required by law. In the event that any country (other than the United States) or any political subdivision thereof or any authority therein or thereof, imposes any such withholding or deduction on (i) any payments made by a Guarantor with respect to the Guarantees or (ii) any net proceeds on the sale to or exchange with any Guarantor of the Securities, such Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments or sale or exchange by the Holders of the Securities or the Trustee, as the case may be, after such withholding or deduction shall equal the respective amounts that would have been received in respect of such payments or sale or exchange in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Security held by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of his being a citizen or resident of, or carrying on a business in, the country of residence of any Guarantor. Notwithstanding the foregoing, a Guarantor making a payment on the Securities pursuant to the Guarantee shall not be required to pay any Additional Amounts if (i) the beneficial holder of a Security receives by certified mail (evidenced by a return receipt signed by such beneficial holder) (A) written notice from such Guarantor no less than 60 days in advance of making such payment and (B) the appropriate forms or instructions necessary to enable such beneficial holder to certify or document the availability of an exemption from, or reduction of, the withholding or deduction of such taxes under applicable law, which such instructions shall clearly specify that Additional Amounts hereunder may not be paid if such forms are not completed by such beneficial holder, and (ii) the Guarantor that would otherwise have to pay such Additional Amounts establishes to the satisfaction of the Trustee that the obligation to pay such Additional Amounts would not have arisen but for the failure of such beneficial holder to (A) duly complete such forms as were actually received by such beneficial holder or respond to such instructions and (B) provide to such Guarantor such duly completed forms or responses to instructions. Without prejudice to the survival of any of the agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in this Section 1618 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee.

SECTION 1605. Limitation of Guarantee.

The Company and each Holder of a Security by his or her acceptance thereof, hereby confirm that it is the intention of all such parties that any Guarantee of the Guaranteed Obligations executed by a Guarantor pursuant to Section 203 hereof not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar federal or state law. To effectuate the foregoing intention, the Holders hereby irrevocably agree that in the event that any such Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor, permissible under the applicable fraudulent conveyance or similar law.

SECTION 1606. Release of Guarantee.

(a) Concurrently with the payment in full of all of the Guaranteed Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Sixteen. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations. If any of the Guaranteed Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Guaranteed Obligations are paid in full, and the Guarantors shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

(b) Upon the Company exercising its defeasance option or covenant defeasance option with respect to the Securities of or within any series in accordance with Article Fourteen or this Indenture is satisfied and discharged with respect to the Securities of any series in accordance with Section 401, each Guarantor shall be released from and relieved of all obligations under this Article Sixteen with respect to any Security subject to such defeasance, covenant defeasance or satisfaction and discharge. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations with respect to any such Security.

(c) Upon the sale or disposition of the Capital Stock of a Guarantor (by merger or otherwise), as a result of which such Guarantor ceases to be a Subsidiary, such Guarantor shall be released from and relieved of all obligations under this Article Sixteen. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and, if requested by the Trustee, an

Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Sixteen.

(d) Upon (i) the sale or other disposition of all or substantially all of the assets of any Guarantor (by merger or otherwise) or (ii) the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon liquidation of such Guarantor following the transfer of all of its assets to the Company or another Guarantor, such Guarantor shall be released from and relieved of all obligations under this Article Sixteen, and the Person acquiring such assets (in the case of clauses (i) and (ii) shall not be required to assume the Guarantor’s Obligations under this Article Sixteen or otherwise become a Guarantor, in each case without any further action required on the part of the Trustee, any Holder, the Company or any Guarantor, provided that such sale, disposition or other transaction is otherwise in compliance with this Indenture. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Sixteen.

(e) With respect to any Security, upon conversion of such Security in accordance with the provisions of Article Eighteen, the Guarantors shall be released from and relieved of their obligations with respect to such Security under this Article Sixteen. Upon such conversion, if so requested by a Guarantor, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations. If any of the Guaranteed Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Guaranteed Obligations are paid in full, and the Guarantors shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

SECTION 1607. Agreement to Subordinate Guarantee

Each Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of any series by his acceptance thereof, likewise covenants and agrees, that payments under such Guarantor’s Guarantee in respect of each and all of the Securities of such series shall be expressly subordinated, to the extent and in the manner provided in the Guarantee Subordination Provisions established with respect to the Securities of such series pursuant to Section 301(21) hereof, in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor.

ARTICLE SEVENTEEN

REPAYMENT UPON CHANGE IN CONTROL TRIGGERING EVENT

SECTION 1701. Purchase of Securities at Option of the Holder Upon Change in Control Triggering Event.

If so provided as contemplated by Section 301 for Securities of any series (a) if on or prior to Maturity, there shall have occurred a Change in Control Triggering Event, the Securities shall be purchased, at the option of the Holder thereof, by the Company at a cash price equal to the principal amount thereof plus accrued interest to the Change in Control Purchase Date (as defined below) (the “Chance in Control Purchase Price”), on the date that is not more than 60 nor less than 30 Business Days after the occurrence of the Change of Control Triggering Event (the “Change in Control Purchase Date”), subject to Article Three and satisfaction by or on behalf of the Holder of the requirements set forth in Section 17014c).

(b) Within 15 Business Days after the occurrence of a Change in Control Triggering Event, the Company shall mail a written notice of Change in Control Triggering Event by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include a form of Change in Control Purchase Notice (as described below) to be completed by the Holder and shall state:

(1) the events causing a Change in Control Triggering Event and the date of such Change in Control;

(2) the date by which the Change in Control Purchase Notice pursuant to this Section 1701 must be given;

(3) the Change in Control Purchase Date;

(4) the Change in Control Purchase Price;

(5) the name and address of the Trustee and any other office or agency maintained for the purpose of the surrender of the Securities for purchase;

(6) that the Securities must be surrendered to the Trustee at the Corporate Trust Office to collect payment;

(7) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (6);

(8) the procedures for withdrawing a Change in Control Purchase Notice; and

(9) the procedures the holder must follow to exercise rights under this Section 1701 and a brief description of those rights.

(c) A holder may exercise its rights specified in Section 1701 upon delivery of a written notice of purchase (a “Change in Control Purchase Notice”) to the Trustee at the Corporate Trust Office at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, stating:

(1) the certificate number of the Securities which the Holder will deliver to be purchased;

(2) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3) that such Security will be submitted for purchase on the Change in Control Purchase Date pursuant to the terms and conditions specified in the Security.

The delivery of the Security, by hand or by registered mail prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), to the Trustee at the Corporate Trust Office shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor, provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 1701 only if the Security so delivered to the Trustee shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 1701, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 1701 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee the Change in Control Purchase Notice contemplated by this Section 1701(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to or on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Trustee or to such office or agency in accordance with Section 1702.

SECTION 1702. Effect of Change in Control Purchase Notice.

Upon receipt by the Company of the Change in Control Purchase Notice specified in Section 1701(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Purchase Price, with respect to such Security. Such Change in Control Purchase Price shall be due and payable as of the Change in Control Purchase Date and shall be paid to such Holder promptly following the later of (x) the Change in Control Purchase Date (provided the conditions in Section 1701(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Trustee by the Holder thereof in the manner required by Section 1701(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice, unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee at any time on or prior to the Business Day immediately preceding the Change in Control Purchase Date, specifying:

(1) the certificate number of the Security or Securities in respect of which such notice of withdrawal is being submitted;

(2) the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted; and

(3) the principal amount, if any, of such Security or Securities which remains subject to the original Change in Control Purchase Notice, and which has been or will be delivered for purchase by the Company.

There shall be no purchase of any Securities pursuant to Section 1701 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Securities).

SECTION 1703. Deposit and Payment of Change in Control Purchase Price.

Prior to the Change in Control Purchase Date the Company shall deposit with the Trustee an amount of cash in immediately available funds or securities, if expressly permitted hereunder, sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased. Payment of the Change in Control Purchase Price for a Security for which a Change in Control Purchase Notice has been delivered shall be made promptly following the later of the Change in Control Purchase Date or the time of delivery of such Security by the Holder in accordance with the Company’s notice as provided in Section 1701(b). If the Company shall have deposited money sufficient to pay the Change in Control Purchase Price of a Security on the Change in Control Purchase Date, then, on and after the Change in Control Purchase Date, such Security shall cease to be outstanding and interest on such Security will cease to accrue, whether or not such Security is delivered to the Trustee or to any other office or agency maintained for such purpose, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the Security).

SECTION 1704. Covenant to Comply with Securities Laws upon Purchase of Securities.

In connection with any purchase of Securities under Section 1701 hereof, the Company shall make all filings required under and comply with all Federal and state securities laws regulating the purchase of the Securities so as to permit the rights and obligations under Section 1701 to be exercised in the time and in the manner specified in Sections 1701 and 1702.

SECTION 1705. Repayment to the Company.

The Trustee shall return to the Company any cash, together with interest or dividends, if any, thereon held by it for the payment of the Change in Control Purchase Price of the Securities which remains unclaimed as provided in Section 1003 hereof; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1703 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof to be purchased, then promptly after the Change in Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE EIGHTEEN

CONVERSION OF SECURITIES

SECTION 1801. Conversion Privilege.

If so provided as contemplated by Section 301 for Securities of any series, a Holder of a Security may convert it into Common Stock at any time prior to Maturity. If a Security is called for redemption, the Holder may convert it at any time before the close of business on the day which is two business days immediately preceding the Redemption Date. A Security in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted on or after the date of delivery of such notice to the Trustee, unless such Change in Control Purchase Notice has been withdrawn in accordance with Section 1702. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date and rounding the result to the nearest 1/100th of a share. The initial conversion agent shall be the Trustee.

The initial conversion price shall be established by the Board of Directors and shall be subject to adjustment as provided in this Article Eighteen.

A holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to a conversion of all of a Security also apply to conversion of a portion of it.

SECTION 1802. Conversion Procedure.

To convert a Security, a Holder must (1) complete and sign the conversion notice attached to the Security, (2) surrender the Security to the Company at the office or agency to be maintained by the Company in accordance with the provisions of Section 1002, (3) furnish appropriate endorsements and transfer documents if required by the Company, and (4) pay any transfer or similar tax if required. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical after the conversion date, the Company shall issue and deliver at such office or agency maintained by the Company in accordance with the provisions of Section 1002 a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a shareholder of record on and after the conversion date.

No payment or adjustment will be made for accrued interest on a converted Security. If any Security not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such interest payment date on the principal amount so converted.

If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part only, the Company and the Guarantors shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 1803. Fractional Shares.

The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction and rounding the result to the nearest cent.

For purposes of this Section 1803, but not of Section 1807 and 1808, the current market price of a share of Common Stock is the last reported sale price of the Common Stock on the New York Stock Exchange on the last trading day prior to the conversion date. In the absence of such quotation, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

SECTION 1804. Taxes on Conversion.

If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder’s name.

SECTION 1805. Company to Provide Stock.

The Company shall reserve out of its authorized but unissued Common Stock enough shares of Common Stock to permit the conversion of the Securities.

All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and non-assessable.

The Company shall comply with all securities laws regulating the offer, issuance and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange on which the Common Stock is then listed.

SECTION 1806. Adjustment of Conversion Price.

(a) In case the Company shall make a dividend or other distribution on the Common Stock exclusively in Common Stock or shall make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

(b) Subject to the last sentence of paragraph (f) of this Section, in case the Company shall make a dividend or other distribution on the Common Stock consisting exclusively of, or shall otherwise issue to 41 holders of the Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (determined as provided in paragraph (g) of this Section) on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

(d) Subject to the last sentence of this paragraph (d) and the last sentence of paragraph (f) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of the Common Stock evidences of its indebtedness or other assets (including securities, but excluding (i) distributions exclusively in cash, (ii) distributions of any rights or warrants referred to in paragraph (b) of this Section, and (iii) any dividend or distribution referred to in paragraph (a) of this Section), the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be (i) the Current Market Price (determined as provided in paragraph (g) of this Section) on such date less (ii) the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed divided by the number of shares of Common Stock outstanding at the close of business on such date, and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date.

For purposes of this paragraph (d), any dividend or distribution that consists of evidences of the Company’s indebtedness or other assets (other than cash) as well as shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock shall be deemed to be

(x) first, a dividend or distribution of the evidences of indebtedness or assets (other than such shares of Common Stock, such rights or warrants or such convertible or exchangeable securities), and the conversion price reduction required by this paragraph (d) shall be made with respect to such dividend or distribution of such evidences of indebtedness or assets, immediately followed by

(y) (A) in the case of such shares of Common Stock or such rights or warrants included in such dividend or distribution, a dividend or distribution thereof, and the conversion price reduction required by paragraph (a) and (b) of this Section shall be made with respect to such distribution (except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of paragraph (a) of this Section), or

(B) in the case of such convertible or exchangeable securities included in such dividend or distribution, a dividend or distribution of the number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions, and the conversion price reduction required by paragraph (a) of this Section shall be made with respect to such dividend or distribution (except the shares deemed to constitute such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of paragraph (a) of this Section).

(e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of the Common Stock cash (excluding any cash that is distributed in connection with a transaction to which Section 1807 applies) in an aggregate amount that, together with the aggregate amount of any other distributions to all holders of the Common Stock made exclusively in cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no conversion price adjustment pursuant to this paragraph (e) has been made previously, exceeds 12.5% of the product of (i) the Current Market Price (determined as provided in paragraph (g) of this Section) on such date of determination and (ii) the number of shares of Common Stock outstanding on such date, the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (g) of this Section) on such date less the amount of cash to be distributed at such time (including all other cash distributions within the 12 months preceding such date) applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date.

(f) The reclassification of Common Stock into securities which include securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1807 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to such distribution” within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (c) of this Section). Rights or warrants issued by the Company to all holders of the Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events (“Trigger Event”), shall for purposes of this Section 1806 not be deemed issued until the occurrence of the earliest Trigger Event.

(g) For the purpose of any computation under this paragraph and paragraphs (b), (d), and (e) of this Section, the current market price per share of Common Stock (the “Current Market Price”) on any date shall be deemed to be the average of the daily Closing Prices (as defined below) for any 5 consecutive Trading Days (as defined below) selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d) or (e) above occurs on or after the 20th Trading Day prior to the date in question and prior to the “ex” date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (ii) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d) or (e) above occurs on or after the “ex” date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (iii) if the “ex” date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (d) or (e) of this Section, whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. The closing price for any Trading Day (the “Closing Price”) shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term “Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market, and the term “ex date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

SECTION 1807. Provisions as to Consolidation, Merger or Sale of Assets.

In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1801, to convert such Security only into the kind and amount of securities, cash and other property, if any, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“nonelecting share”), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments, which for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 1808. When Adjustments May Be Deferred.

No adjustment in the conversion price need to be made unless the adjustment would require a decrease or an increase (to the extent permitted by Section 1809) of at least $0.01 in the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Article shall be made to the nearest 1/100th of a share, as the case may be.

SECTION 1809. When No Adjustment Required.

No upward adjustment in the conversion price will be made except in the event of a reverse stock split.

No adjustment need be made for rights to purchase Common Stock to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for issuance of shares of Common Stock to officers, directors or employees of the Company pursuant to any benefit plan now in existence or hereafter approved by the stockholders of the Company.

To the extent the Securities became convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 1810. Notice of Adjustment.

Whenever the conversion price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

SECTION 1811. Voluntary Reduction.

The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period.

Whenever the conversion price is reduced, the Company shall mail to Holders of Securities as to which such conversion price is applicable a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of calculating the adjustments required by Section 1806.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

ARTICLE NINETEEN

SUBORDINATION OF SECURITIES

SECTION 1901. Agreement to Subordinate Securities.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of any series by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on, each and all of the Securities of such series shall be expressly subordinated, to the extent and in the manner provided in the Subordination Provisions established with respect to the Securities of such series pursuant to Section 301(21) hereof, in right of payment to the prior payment in full of all Senior Indebtedness with respect to such series.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[ ], as
Trustee

Attest:

By:

Name:
Title:

PULTEGROUP, INC.

By:

Name:
Title:

Attest:

[GUARANTOR’S NAME], as guarantor

By:

Name:
Title:

Attest: